Exhibit 16

                                                              September 12, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the statements made by Investors Capital Holdings, Ltd. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report during the month of September 2003. We agree with the statements concerning our Firm in such Form 8-K.

                        Sincerely,

                        /s/ SHATSWELL, MacLEOD & COMPANY, P.C.
                        -------------------------------------
                        SHATSWELL, MacLEOD & COMPANY, P.C.
SMC:er
Enclosure